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                         MORGAN, LEWIS & BOCKIUS LLP
                              COUNSELORS AT LAW
                               101 Park Avenue
                           New York, NY 10178-0060
                                 212-309-6000
                              Fax: 212-309-6273





                                             December 17, 1997




Swissray International, Inc.
200 East 32nd Street - Suite 34B
New York, New York 10016

Re: Issuance of Shares Pursuant to
    Registration Statement on Form S-1
    ----------------------------------


Ladies and Gentlemen:

       We have acted as counsel to Swissray International, Inc., a New York corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-1 (the "Registration Statement") relating to the registration of an aggregate of 2,492,450 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), previously issued to certain selling holders of common stock (the "Issued Shares") and up to 1,157,550 shares of common stock (the "Unissued Shares") to be issued to such selling holders upon conversion of convertible debentures issued by the Company on August 19, 1997 (the "Convertible Debentures").

       In so acting, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation of the Company, as amended, and the By-Laws of the Company and such other documents or instruments as we have deemed necessary for purposes of the opinions expressed below. We have assumed that the Unissued Shares will be issued against receipt of the consideration set forth in the Convertible Debentures and approved by the Board of Directors of the Company and will be issued in compliance with applicable federal and state securities laws.

        Based on the foregoing, we are of the opinion that the Issued Shares have been duly authorized, validly issued and are fully paid and non-assessable and the Unissued Shares have been duly authorized and, when issued and delivered to the selling holders upon conversion of the Convertible Debentures in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

         We are expressing the opinions above as members of the Bar of the State of New York and express no opinion as to any other law.

         We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement.


                                                 Very truly yours,


                                                 Morgan, Lewis & Bockius LLP



Prepared by: ___________________

Reviewed by: ___________________

Signed by: _____________________